UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2006

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

124 Acton Street, Maynard, MA 01754

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

SeaChange International, Inc. (“SeaChange”) today announced that Kevin Bisson will be joining SeaChange as its Senior Vice President, Finance and Administration, Secretary and Treasurer, effective March 13, 2006, and, immediately subsequent to SeaChange filing its annual report on Form 10-K in April 2006, as its Chief Financial Officer. Mr. Fiedler will remain the Chief Financial Officer of SeaChange through filing of the Form 10-K. This announcement follows the prior announcement that William L. Fiedler, SeaChange’s current Senior Vice President, Finance and Administration, Chief Financial Officer, Secretary and Treasurer, will be retiring as an officer of SeaChange but will continue as an employee of SeaChange and will aid in the transition of Mr. Bisson. A copy of the press release issued by SeaChange today is filed herewith as Exhibit 99.1.

Mr. Bisson, 44, was previously the Senior Vice President and Chief Financial Officer of American Superconductor Corporation, an energy technologies company, from May 2003 until joining SeaChange and was also the Treasurer of American Superconductor from January 2004 until joining SeaChange. Prior to joining American Superconductor, Mr. Bisson was vice president, controller and treasurer for Axcelis Technologies, Inc., a semiconductor equipment manufacturing company, from 2000 to 2003. Mr. Bisson has no family relationship with any director or executive officer of SeaChange.

Pursuant to the terms of an offer letter made by SeaChange to Mr. Bisson, Mr. Bisson will be employed by SeaChange on an at-will basis as its Senior Vice President, Finance and Administration, Treasurer, Secretary and Chief Financial Officer. Mr. Bisson will receive an annualized salary of $300,000, a one-time signing bonus of $35,000 and, subject to approval of the Compensation and Option Committee of the Board of Directors, will receive a restricted stock unit for 65,000 shares of SeaChange’s common stock, $.01 par value per share, to vest annually over a period of three years. Should Mr. Bisson resign other than for good reason (as defined in the Change-In-Control Agreement, discussed below) prior to completing one year of service to SeaChange, Mr. Bisson will be required to repay the $35,000 signing bonus to SeaChange.

As an employee of SeaChange, Mr. Bisson will also be eligible to participate in the benefits offered to SeaChange’s employees, generally, including medical and dental coverage, life and accidental death and disability (AD&D) insurance, SeaChange’s Employee Stock Purchase Plan, and SeaChange’s 401(k) plan with a matching contribution of up to 25% of the first 6% of compensation contributed by the participant to the 401(k) plan.

Change-In-Control Agreement

In connection with assuming this position, Mr. Bisson and SeaChange will enter into a Change-In-Control Severance Agreement (the “Change-in-Control Agreement”) effective March 13, 2006, the terms of which are substantially similar to those agreements previously entered into by SeaChange with each of Messrs. Fiedler, Goldfarb, Mann and Styslinger and described in SeaChange’s 2005 proxy statement. Mr. Bisson’s Change-In-Control Agreement is filed as Exhibit 10.1 attached hereto.

The Change-In-Control Agreement is designed to provide an incentive to Mr. Bisson to remain with SeaChange leading up to and following a Change in Control. For purposes of the Change-In-Control Agreement, “Change in Control” means (i) the members of the Board of Directors of SeaChange at the beginning of any consecutive 12-calendar month period (“Incumbent Directors”) ceasing for any reason other than death to constitute at least a majority of the Board, provided that any director whose election, or nomination for election, was approved by at least a majority of the members of the Board then still in office who were members of the Board at the beginning of the 12-calendar month period shall be deemed to be an Incumbent Director; (ii) any consolidation or merger whereby the stockholders of SeaChange immediately prior to the consolidation or merger do not, immediately after the consolidation or merger, beneficially own shares representing 50% or more of the combined voting power of the securities of the corporation (or its ultimate parent corporation) issuing cash or securities in the consolidation or merger; (iii) any sale or other transfer of all or substantially all of the assets of SeaChange to another entity, other than an entity of which at least 50% of the combined voting power is owned by stockholders in substantially the same proportion as their ownership of SeaChange prior to the transaction; (iv) any approval by the stockholders of SeaChange of a plan for liquidation or dissolution of SeaChange; or (v) any corporation or other person acquiring 40% or more of the combined voting power of SeaChange.

Upon a Change in Control, all of Mr. Bisson’s unvested stock options and stock appreciation rights automatically vest and become immediately exercisable and any and all restricted stock and restricted stock rights then held by Mr. Bisson shall fully vest and become immediately transferable free of restriction, other than those imposed by applicable law. In the event of a subsequent termination of Mr. Bisson’s employment for any reason, all of Mr. Bisson’s stock options become exercisable for the lesser of (i) the remaining applicable term of the particular stock option or (ii) three years from the date of termination. If within one year following a Change in Control the employment of Mr. Bisson is terminated (i) by SeaChange other than for specified cause, death or disability, or (ii) by Mr. Bisson for specified good reason, Mr. Bisson shall be entitled to the following: (a) two times Mr. Bisson’s annual base salary plus one times Mr. Bisson’s bonus for the preceding year; (b) for a period of two years, continued health, life and disability benefits; (c) outplacement services for up to one year following termination; (d) up to $5,000 of financial planning services; and (e) accrued vacation pay. If all or any portion of the benefits and payments provided to Mr. Bisson would constitute an excess parachute payment within the meaning of Section 280G of the Internal Revenue Code resulting in the imposition on Mr. Bisson of an excise tax, the payments and benefits will be “grossed-up” so as to place Mr. Bisson in the same after-tax position as if no excise tax had been imposed.

Noncompetition, Nondisclosure and Developments Agreement

Mr. Bisson will also execute SeaChange’s standard form of Employee Noncompetition, Nondisclosure and Developments Agreement, providing for a one year noncompetition and nonsolicitation period following Mr. Bisson ceasing to be an employee of SeaChange. The agreement also contains an undertaking of confidentiality by Mr. Bisson and an assignment of inventions provision, among other things.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	See Item 1.01 above.

(c)	See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Change-In-Control Severance Agreement between the Company and Kevin Bisson to be dated March 13, 2006.

99.1	Press Release of the Company dated March 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ William C. Styslinger
William C. Styslinger
President, Chief Executive Officer and Chairman of the Board of Directors

Dated: March 9, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change-In-Control Severance Agreement between the Company and Kevin Bisson to be dated March 13, 2006.

99.1	Press Release of the Company dated March 9, 2006.